PetLife Pharmaceuticals and Lumleian, LLC Announce Partnership to Advance Development and Commercialization of Promising Veterinary Health Pipeline

Oct 27, 2016

OTC Disclosure & News Service

Hancock, MD, Oct. 27, 2016 (GLOBE NEWSWIRE) — Hancock, MD - Innovative veterinary health company, PetLife Pharmaceuticals, Inc. (OTC QB: PTLF), announced today a partnership with Lumleian, LLC, a life sciences advisory firm based in Boston, MA. Working together, PetLife and Lumleian will seek to advance PetLife’s clinical and commercial pipeline in the United States, including securing capital to develop its lead product, Vitalzul™, for the treatment of various veterinary oncology indications.

Dr. Salvagno, CEO of PetLife Pharmaceuticals, noted, “Biopharmaceutical companies like PetLife need an experienced partner to assist in the optimization of our development strategy and enhancement of shareholder value by market identification and capital acquisition. After evaluating several potential partners, we are confident that our choice of Lumleian will serve the company well. Lumleian’s experience and track record with similar companies gives us the additional firepower we need to move our company forward.”

Lumleian has a strong track record of working with companies and investors to identify synergies and facilitate the development and commercialization of innovative life sciences technologies. “We are excited to work closely with the PetLife team to bring to market therapies and products that serve a significant unmet need and that have the potential to change the treatment paradigm for cancer in pets,” said Jason Greenberg, a Director of Lumleian.

“We see a largely untapped opportunity in the veterinary space to deliver safe and effective treatments for pets and their owners. We believe PetLife can be a leader in this space, and with the right strategic relationships, it can seize this opportunity as a first mover,” said Greenberg. “We evaluate development-stage companies all the time. PetLife’s unique value proposition, in our view, is driven by the relatively clear path to technical and regulatory success. With the strong human data and preclinical animal work generated to date, Vitalzul™ offers a compelling investment thesis,” continued Greenberg.

PetLife’s 506 Private Placement Memorandum is available only to accredited investors.

About PetLife Pharmaceuticals, Inc.

PetLife Pharmaceuticals (OTCQB: PTLF) (http://www.PetLifePharma.com) is a registered US Veterinary Pharmaceutical company, incorporated in 2012.

PetLife’s mission is to bring its new, scientifically proven, non-toxic, potentiated bioactive nutraceuticals and prescription medication, Vitalzul™, to the world of veterinary oncology — with the ultimate goal of preventing cancer and extending the life of pets suffering from cancer while improving their quality of life. In the US alone, consumer spending on domestic companion animals reached over $60 billion in 2015 with over $29 billion spent on veterinary care and medications.

About Lumleian, LLC

Lumleian is a Boston based life sciences consultancy serving the biopharmaceutical industry by providing strategic advisory services across the gamut of the life sciences. Lumleian has successfully facilitated numerous investments by working closely with companies it determines offer a strong value proposition and which serve a significant unmet need. For more information, please visit http://www.lumleian.com

Safe Harbor

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: PetLife encourages those interested in our Company to rely only on information included in our filings with the United States Securities and Exchange Commission which can be found at www.sec.gov. Statements released by the Company, that are not purely historical are forward-looking within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s expectations, hopes, intentions, and strategies for the future. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company’s business prospects and performance. The Company’s actual results could differ materially from those in such forward-looking statements. Risk factors include but are not limited to general economic, competitive, governmental, and technological factors as discussed in the Company’s filings with the SEC on Forms 10-K, 10-Q, and 8-K. The Company does not undertake any responsibility to update the forward-looking statements contained in this release.

Investor Relations:

Invicto Group

info@invictogroup.com

800-928-7462 Ext. 801